UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2025

UPEXI, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40535	83-3378978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3030 N. Rocky Point Drive, Suite 240 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

(701) 353-5425

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	UPXI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Equity Offering

Securities Purchase Agreements

On July 11, 2025, Upexi, Inc. a Delaware corporation (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “Equity Offering”) 12,457,186 shares of common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $4.00 per share (and at a price of $4.94 per share for certain members of the Company's Management and Board of Directors). The Company intends to use approximately $3 million from net proceeds of the Equity Offering to fund the Company’s existing business operations and for working capital and general corporate purposes, with the balance of the net proceeds to be used to fund the Company’s current Solana treasury strategy. A.G.P/Alliance Global Partners (“A.G.P”) acted as the sole placement agent in connection with the Equity Offering.

The Common Stock is being offered pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws.

Pursuant to the Purchase Agreements, excluding a concurrent convertible note offering (the “Note Offering”) and an equity line of credit, the Company has agreed not to issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or file any registration statement or any amendment or supplement thereto, for a period of 15 days after the effective date of the Resale Registration Statement (as defined below), subject to certain customary exceptions, without the consent of the Purchasers and A.G.P. The Company also agreed not to enter into any agreement or effect any issuance involving a Variable Rate Transaction (as defined in the Purchase Agreements) for a period of 60 days after the effective date of the Resale Registration Statement.

The Equity Offering closed on July 14, 2025, resulting in aggregate gross proceeds to the Company of $50 million, before deducting the placement agent’s fee and offering expenses payable by the Company.

Placement Agency Agreement

The Company also entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with A.G.P., dated July 11, 2025, pursuant to which A.G.P agreed to serve as the exclusive placement agent for the Company in connection with the Equity Offering. The Company agreed to pay A.G.P a cash fee equal to 5.0% of the gross cash proceeds received in the Equity Offering. In addition, the Company agreed to reimburse A.G.P for up to $150,000 of its legal fees and other out-of-pocket expenses in connection with the Equity Offering, as well as non-accountable expenses incurred by A.G.P for up to $25,000 in connection with the Equity Offering. Pursuant to the Placement Agency Agreement, without the prior written consent of the Purchasers, the Company shall be subject to securities issuance restrictions as described in the Purchase Agreements.

The Placement Agency Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

Registration Rights Agreement

Concurrently with the Purchase Agreements and the Placement Agency Agreement, on July 11, 2025, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement (the “Resale Registration Statement”) providing for the resale of the shares of Common Stock within 15 days of the closing of the Equity Offering, to have such registration statement declared effective with 30 days of the filing date (or 60 days, if the Securities and Exchange Commission conducts a full review), and to maintain the effectiveness of such registration statement.

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The foregoing summaries of the Purchase Agreements, the Placement Agency Agreement, and the Registration Rights Agreement, do not purport to be complete and are qualified in their entirety by reference to the complete text of those agreements, which are attached hereto as Exhibits 10.1, 10.2, and 10.3 respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 relating to the issuance of the shares of Common Stock is hereby incorporated by reference into this Item 3.02.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
10.1	Form of Securities Purchase Agreement, dated as of July 11, 2025, between Upexi, Inc. and each Purchaser (as defined therein)
10.2	Placement Agency Agreement, dated July 11, 2025, between Upexi, Inc. and A.G.P/Alliance Global Partners
10.3	Form of Registration Rights Agreement, dated as of July 11, 2025, between Upexi, Inc. and each Purchaser (as defined therein)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPEXI, INC.

Date: July 16, 2025	By:	/s/ Andrew Norstrud
	Name:	Andrew Norstrud
	Title:	Chief Financial Officer

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